UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012 (December 4, 2012)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2012, Joseph P. Flannery, a member of the Board of Directors (the “Board”) of The Scotts Miracle-Gro Company (the “Company”), notified the Company of his decision to retire from the Board, effective as of December 11, 2012. As a Class III director, Mr. Flannery's term was set to expire at the Company's 2013 Annual Meeting of Shareholders. Mr. Flannery's retirement was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Flannery was first appointed to the Board in 1987. During his lengthy tenure on the Board, Mr. Flannery served on both the Compensation & Organization and the Governance & Nominating Committees, acting as Committee Chair for the Compensation & Organization Committee for nearly a decade (between 1996 and 2006) and as Committee Chair for the Governance and Nominating Committee between 2008 and 2010. Over Mr. Flannery's many years of service to the Board, the Company has benefited greatly from his wisdom, experience, and dedication to the Company. The Company thanks Mr. Flannery for his 25 years of insightful and dedicated service to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: December 6, 2012	By: /s/ Vincent C. Brockman
Printed Name: Vincent C. Brockman
Title: Executive Vice President, General Counsel and Corporate Secretary